UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

NIAGEN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAGE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Amendment to 2017 Equity Incentive Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Niagen Bioscience, Inc. (the “Company”) held on June 24, 2025, the stockholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved an amendment (the “Plan Amendment”) to the Company’s Amended 2017 Equity Incentive Plan (the “2017 Plan”). The Plan Amendment increases the number of shares of the Company’s common stock (“Shares”) available for issuance under the 2017 Plan by an additional 4,750,000 Shares. Other than increasing the Shares available for issuance under the 2017 Plan by these additional Shares, no material changes were made to the 2017 Plan as a result of the Plan Amendment.

For further description of the terms and conditions of the 2017 Plan as amended by the Plan Amendment, see “Proposal 4 - Approval of the amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares available for issuance by 4.75 million shares of common stock” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. The foregoing description of the Plan Amendment and the 2017 Plan, including the description contained in the Proxy Statement, does not purport to be complete and is qualified in its entirety by reference to the 2017 Plan as amended by the Plan Amendment, itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Approval of Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders, upon recommendation of the Board, approved the Niagen Bioscience, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP allows for officers and employees to purchase Shares through payroll deductions of a participant’s eligible compensation. Shares are purchased under the ESPP at a discount to the market price of the Shares equal to 85% of the lesser of (i) the closing price of a Share on the purchase date, or (ii) the closing price of a Share on the offering date. Subject to adjustment, the total number of Shares available for issuance under the ESPP is 650,000 Shares.

For further description of the terms and conditions of the ESPP, see “Proposal 5 - Approval of the Company’s Employee Stock Purchase Plan” in the Proxy Statement, which description is incorporated herein by reference. The foregoing description of the ESPP, including the description contained in the Proxy Statement, does not purport to be complete and is qualified in its entirety by reference to the ESPP itself, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Company’s 2025 Annual Meeting.

Proposal 1 — Election of directors.

The following directors were elected to serve until the Company’s 2026 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal.

Director Elected	For	Withheld	Broker Non-Votes
Frank L. Jaksch Jr.	55,702,257	414,305	9,590,210
Robert Fried	55,727,380	389,182	9,590,210
Steven Rubin	43,688,502	12,428,060	9,590,210
Wendy Yu	55,228,815	887,747	9,590,210
Gary Ng	55,782,912	333,650	9,590,210
Kristin Patrick	54,799,493	1,317,069	9,590,210
Ann Cohen	55,714,463	402,099	9,590,210
Hamed Shahbazi	51,874,556	4,242,006	9,590,210

Proposal 2 — Ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
63,361,639	2,306,056	39,077	—

* No broker non-votes arose in connection with Proposal 2.

Proposal 3 — Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
54,899,483	1,160,619	56,460	9,590,210

Proposal 4 — Approval of amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares available for issuance by 4.75 million shares of common stock.

For	Against	Abstain	Broker Non-Votes
53,046,229	2,979,063	91,270	9,590,210

Proposal 5 — Approval of the Company’s Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
55,668,384	366,758	81,420	9,590,210

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Niagen Bioscience, Inc. 2017 Equity Incentive Plan, as amended
10.2	Niagen Bioscience, Inc. Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: June 27, 2025	By:	/s/ Ozan Pamir
Name: Ozan Pamir
Chief Financial Officer